                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   X
Filed by a Party other than the Registrant
Check the appropriate box:

         Preliminary Proxy
         Statement Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  X      Definitive Proxy Statement
         Definitive Additional Materials
         Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       AMERICAN COIN MERCHANDISING, INC.
                (Name of Registrant as Specified in its Charter)

                   (Name of Person(s) Filing Proxy Statement)

                       AMERICAN COIN MERCHANDISING, INC.
                              4870 STERLING DRIVE
                               BOULDER, CO 80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 30, 1997

       TO THE STOCKHOLDERS OF AMERICAN COIN MERCHANDISING, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Coin Merchandising, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, April 30, 1997 at 2:00 p.m. local time at the offices of KPMG Peat Marwick LLP, 4440 Arapahoe Avenue, Suite 280, Boulder, CO 80303, for the following purposes:

         1. To elect directors to serve for the ensuing year and until their successors are elected.

         2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 24, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                        By Order of the Board of Directors



                                        /s/ Randall J. Fagundo
                                        Randall J. Fagundo
                                        Secretary


Boulder, Colorado
March 28, 1997


         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       AMERICAN COIN MERCHANDISING, INC.
                              4870 STERLING DRIVE
                               BOULDER, CO 80301

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 30, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of American Coin Merchandising, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on April 30, 1997, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of KPMG Peat Marwick LLP, 4440 Arapahoe Avenue, Suite 280, Boulder, CO 80303. The Company intends to mail this proxy statement and accompanying proxy card on or about March 28, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on March 24, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 24, 1997 the Company had outstanding and entitled to vote 5,284,923 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4870 Sterling Drive, Boulder, CO 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than November 28, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         There are seven nominees for the seven Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all having been elected by the stockholders.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

                                                                            PRINCIPAL OCCUPATION
                      NAME                        AGE                  POSITION HELD WITH THE COMPANY
                      ----                        ---                  ------------------------------
         Jerome M. Lapin .......................   67            President, Chief Executive Officer and Chairman of
                                                                   the Board of Directors

         Randall J. Fagundo ....................   37            Vice President of Operations, Secretary and
                                                                   Director

         Abbe M. Stutsman (1) ..................   44            Vice President of Purchasing and Product Development
                                                                   and Director

         Richard D. Jones ......................   55            President, T.R. Baron & Associates, Inc.

         J. Gregory Theisen ....................   51            Vice President of Lorac, Inc.

         Jim D. Baldwin (1) (2) ................   64            Investor

         John A. Sullivan (1) (2)...............   42            Investment Banker, Batchelder & Partners, Inc.

------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

      Jerome M. Lapin has served as President, Chief Executive Officer and a director since January 1994 and as chairman of the Board since July 1995.
Prior to joining the Company, he was the Managing Director for World Hosts Pty. Ltd., a restaurant leasing consulting business, from July 1991 to January 1994. From June 1989 to June 1990, Mr. Lapin was the President of Sanwa Foods, Inc., a soup manufacturer and marketer ("Sanwa"), and from June 1990 to June 1991 he was a consultant for Sanwa. Mr. Lapin was a co-founder of the International House of Pancakes, Inc. in 1958.

      Randall J. Fagundo, a co-founder of the Company, has served as Vice President of Operations and Secretary since May 1991 and as a director since August 1988. Prior to joining the Company, he was one of the founders of Southwest Coin Company.

      Abbe M. Stutsman, a co-founder of the Company, has served as a Vice President since January 1994 and as a director since December 1989. Ms. Stutsman served as the Company's Secretary from August 1988 until May 1991, Treasurer from January 1994 until July 1995 and President from May 1991 until January 1994. Prior to joining the Company, she was the Business Manager of Colorado Coin from April 1988 to August 1988.

      Richard D. Jones, a co-founder of the Company, has served as a director since August 1988 and served as Chairman of the Board from August 1988 to July 1995 and as President of the Company from August 1988 to April 1991. Mr. Jones has served as President of T.R. Baron & Associates, Inc., a marketing and consulting business, since May 1975. Mr. Jones was a co-founder of Colorado Coin in 1987.

      J. Gregory Theisen, a co-founder of the Company, has served as a director since August 1988. Mr. Theisen has served as a Vice President of Lorac, Inc., an investment consulting company, since December 1989. Mr. Theisen served as Vice President of the Company from August 1988 to December 1993. Prior to joining the Company, Mr. Theisen was a co-founder of Colorado Coin and served as its Operations Manager from January 1987 to October 1988.

      Jim D. Baldwin, has served as a director since October 1995. Mr. Baldwin served as President and Chief Executive Officer of King Soopers, a supermarket/combination store retailer, from 1979 until his retirement in February 1990. Mr. Baldwin served as a consultant with Knight, Roth and Associates, a consulting firm, from February 1990 to July 1994. Mr. Baldwin has served as Chairman of the Board of KRMA Ch 6 TV since July 1996. Mr. Baldwin also serves as a director of Grease Monkey Holding Corp.

      John A. Sullivan, has served as a director since October 1995. Mr. Sullivan has been employed by Batchelder & Partners, Inc., an investment advisory and consulting firm, since May 1996. Mr. Sullivan also served as a Senior Vice President of The Seidler Companies Incorporated ("Seidler"), the underwriter of the Company's initial public offering, from August 1993 to April 1996. Prior to being elected Senior Vice President at Seidler, Mr. Sullivan served as a Vice President from October 1990 to August 1993. Mr. Sullivan also serves as a director of the Farr Company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

      During the fiscal year ended December 31, 1996, the Board of Directors held four meetings. Each director attended at least 75% of the total number of Board meetings and meetings of Board Committees on which the director served during the time they served on the Board or committees. The Board of Directors has an Audit Committee and a Compensation Committee.

      The Audit Committee is comprised of Messrs. Baldwin and Sullivan and Ms. Stutsman. The Audit Committee held two meetings during 1996. The functions performed by the Audit Committee include recommending to the Board of Directors independent auditors to serve the Company for the ensuing year, reviewing with the independent auditors and management, the scope and results of the audit, assuring that the independent auditors act independently, reviewing and approving any substantial change in the Company's accounting policies and practices, reviewing with management and the independent auditors the adequacy of the Company's system of internal controls and reviewing the Company's annual report.

      The Compensation Committee is comprised of Messrs. Baldwin and Sullivan. The Compensation Committee held one meeting during 1996. The functions performed by the Compensation Committee include reviewing and approving management's recommendations as to executive compensation and reviewing, approving and administering the Company's executive compensation and stock option plans.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has audited the Company's financial statements since December 31, 1993. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of KPMG Peat Marwick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 24, 1997 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on March 24, 1997; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                           BENEFICIAL OWNERSHIP (1)
                                                                                           ------------------------
                                                                                            NUMBER OF    PERCENT OF
    BENEFICIAL OWNER                                                                         SHARES        TOTAL
    ----------------                                                                       ---------     ----------
Richard D. and Melinda K. Jones (2) ................................................       1,150,774       21.8
    4870 Sterling Drive
    Boulder, CO 80301

J. Gregory Theisen .................................................................       1,150,774       21.8
    4870 Sterling Drive
    Boulder, CO 80301

SAFECO Asset Management Company (3) ................................................         886,800       16.8
    Safeco Plaza
    Seattle, WA 98185

Jerome M. Lapin (4) ................................................................         523,132        9.6
    4870 Sterling Drive
    Boulder, CO 80301

Abbe M. Stutsman (5) ...............................................................         368,104        7.0
    4870 Sterling Drive
    Boulder, CO 80301

Randall J. Fagundo .................................................................         367,391        7.0
    4870 Sterling Drive
    Boulder, CO 80301

W. John Cash (6) ...................................................................           5,000        *
    4870 Sterling Drive
    Boulder, CO 80301

Jim D. Baldwin (7) .................................................................           8,500        *
    901 Chestnut Trail
    Greenwood Village, CO 80121

John A. Sullivan (7) (8) ...........................................................          30,000        *
    Batchelder & Partners, Inc.
    4330 La Jolla Village Drive
    San Diego, CA 92122

All directors and executive officers as a group
    (8 persons) (4) (6) (7) ........................................................       4,490,475       82.0

----------------------
*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 5,284,923 shares outstanding on March 24, 1997, adjusted as required by rules promulgated by the SEC.

(2) Includes 42,464 shares held by T.R. Baron and Associates, Inc. Defined Benefit Pension Plan, of which Mr. Jones is the Trustee.

(3) Safeco Asset Management Company is a subsidiary of Safeco Corporation and holds such shares on behalf of its clients, including Safeco Common Stock Trust, which holds 500,000 shares.

(4) Includes 161,648 shares of Common Stock subject to options that are fully exercisable.

(5) Includes 50,519 shares of Common Stock held jointly with Ms. Stutsman's spouse.

(6) Consists of Common Stock purchasable by Mr. Cash within 60 days of March 24, 1997 upon exercise of outstanding stock options.

(7) Includes options to purchase 3,500 shares of Common Stock granted under the Directors' Plan which are exercisable within 60 days of March 24, 1997 and a warrant held by Mr. Sullivan exercisable to purchase 17,500 shares of Common Stock.

(8) Common Stock is held jointly with Mr. Sullivan's spouse.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for Jerome M. Lapin who failed to file a timely Form 4 related to the exercise of stock options for 9,500 shares of common stock.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the executive officers of the Company as of March 28, 1997:

                                                                             PRINCIPAL OCCUPATION
           NAME                                        AGE              POSITION HELD WITH THE COMPANY
           ----                                        ---              ------------------------------
    Jerome M. Lapin ...............................     67        President, Chief Executive Officer and
                                                                  Chairman of the Board of Directors

    W. John Cash ..................................     49        Vice President, Chief Financial Officer and
                                                                  Treasurer

    Randall J. Fagundo ............................     37        Vice President of Operations, Secretary and
                                                                  Director

    Abbe M. Stutsman ..............................     44        Vice President of Purchasing and Product
                                                                  Development and Director


    W. John Cash has served as Vice President and Chief Financial Officer since July 1995. Prior to joining the Company he was Vice President and Chief Financial Officer of Kasler Holding Company, a diversified construction company, from May 1991 to March 1995. From July 1984 to April 1991, Mr. Cash served as a partner of KPMG Peat Marwick LLP.

    See "Proposal 1--Election of Directors" for biographies of the other executive officers.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company, other than Messrs. Jones and Theisen, receives $2,500 for each regular or special meeting of the Board of Directors or committee meeting which is held on a date other than the date of a board meeting. Directors also receive reimbursement for their reasonable out-of-pocket expenses related to such attendance. In the fiscal year ended December 31, 1996, the total compensation paid to non-employee directors was $10,000.

    Each non-employee director of the Company, other than Messrs. Jones and Theisen, are eligible to receive stock option grants under the 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code. Option grants under the Directors' Plan are non-discretionary.

    During 1996, the Company did not grant options to non-employee directors of the Company. As of March 24, 1997, no options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

    The following table shows for the fiscal years ended December 31, 1994 ,1995 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its three other most highly compensated executive officers for the year ended December 31, 1996 (the "Named Executive Officers"):

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                       ANNUAL COMPENSATION            AWARDS
                                             -------------------------------------    ------
                                                                        OTHER        SECURITIES
                                                            BONUS       ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR       SALARY(1)      EARNED    COMPENSATION   OPTIONS      COMPENSATION
---------------------------       ----       ---------      ------    ------------   -------      ------------
Jerome M. Lapin                   1996       $ 155,833         --             --          --       $ 6,757(2)
  President and Chief             1995         156,250         --             --          --         7,074(2)
  Executive Officer               1994         150,000         --       $ 16,689(3)  548,132            --

W. John Cash                      1996         112,320         --             --          --         9,128(5)
  Vice President, Chief Financial 1995(4)       50,416         --             --      20,000         4,051(5)
  Officer and Treasurer

Randall J. Fagundo                1996         111,837         --             --          --         9,550(5)
  Vice President of               1995          80,411   $ 98,469(6)          --          --         6,445(5)
  Operations and Secretary        1994          64,835    144,819(6)          --          --         2,030(5)

Abbe M. Stutsman                  1996         111,837         --             --          --         9,824(5)
  Vice President of Purchasing    1995          79,167    203,870(6)          --          --         6,445(5)
  and Product Development         1994          67,085    255,224(6)          --          --         2,030(5)

----------------
(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.
(2) Consists of value of Company provided automobile and health insurance premiums paid by the Company.
(3) Includes value of Company provided automobile, health insurance premiums paid by the Company and a relocation reimbursement of $9,683.
(4) Mr. Cash joined the Company in July 1995.
(5) Includes value of Company provided automobile, health insurance premiums paid by the Company and funds contributed by the Company as matching contributions to the Named Executive Officers' 401(k) Plan account.
(6) Consists of S Corporation Distributions.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its Stock Option Plan (the "Option Plan"). As of March 24, 1997, options to purchase a total of 258,148 shares were outstanding under the Plans and options to purchase 205,500 shares remained available for grant thereunder.

    During the Fiscal year ended December 31, 1996, there were no options granted to the Named Executive Officers.

      The following table shows for the fiscal year ended December 31, 1996 certain information regarding options exercised and held at year-end by the Named Executive Officers:

                        AGGREGATE EXERCISES IN 1996 AND
                             12/31/96 OPTION VALUES

                                                                         NUMBER
                                                                     OF SECURITIES
                                                                      UNDERLYING
                                                                      UNEXERCISED         VALUE OF UNEXERCISED
                                                                       OPTIONS AT             IN-THE-MONEY
                                      SHARES                           12/31/96(#)             OPTIONS AT
                                     ACQUIRED           VALUE         EXERCISABLE/         12/31/96 EXERCISABLE/
    NAME                           ON EXERCISE(#)   REALIZED($)(1)   UNEXERCISABLE(#)      UNEXERCISABLE($)(2)
    ----                          --------------   --------------   ----------------       -------------------
Jerome M. Lapin ................       41,666         $263,287          323,297/0             $1,608,726/0
W. John Cash ...................         --              --            5,000/15,000           $2,500/7,500
Randall J. Fagundo .............         --              --                --                     --
Abbe M. Stutsman ...............         --              --                --                     --

-----------------
(1) Based on the fair market value of the Common Stock as of the date of exercise, minus the exercise price , multiplied by the number of shares acquired.

(2) Based on the fair market value of the Common Stock as of December 31, 1996 of $5.00 per share, minus the exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

EMPLOYMENT AGREEMENTS

    The Company entered into employment agreements with Jerome M. Lapin, W. John Cash and Abbe Stutsman (each an "Executive") as of June 1, 1996 (the "Employment Agreements"). The Employment Agreement with Mr. Lapin provides that he will receive an annual salary of $160,000 and the Employment Agreements with Mr. Cash and Ms. Stutsman provides that they will each receive an annual salary of $110,000, with each Executive being eligible to receive a bonus or salary increase as determined by the Compensation Committee. The Employment Agreements also provide that each Executive will be entitled to (i) participate in any employee benefits plans the Company makes available to its other employees, (ii) four weeks vacation, and (iii) use of an automobile provided by the Company. The Employment Agreement with Mr. Lapin expires on December 31, 1999 and the Employment Agreements with Mr. Cash and Ms. Stutsman expire on December 31, 1998. Each Employment Agreement also provides that the Company may terminate the Executive's employment at any time for cause and with 60 days written notice without cause. If the Executive is terminated without cause, the Company is obligated to pay the Executive's salary for 12 months after the termination date. The Employment Agreements provide that after a change of control of the Company, if the Executive is terminated without cause, required to move outside the Boulder, Colorado area or experiences a material reduction in his or her responsibilities then the Executive will be entitled to receive the salary set forth in the respective Employment Agreement for the remaining term of the Agreement. The Employment Agreements also contain confidentiality and noncompete provisions which prohibit the Executives from soliciting employees of the Company, engaging in business similar to the Company's or disclosing confidential information for a period of three years after the termination of the Executive's employment with the Company.

                              CERTAIN TRANSACTIONS

S CORPORATION DISTRIBUTIONS

    During the fiscal year ended December 31, 1996, the Company paid the following distributions to the former S corporation shareholders of the Company, representing 40% of the estimated amount of net income of the Company from January 1, 1995 through October 12, 1995.

                                                                                                                  AMOUNT
                                                                                                                 --------
    Richard D. Jones  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $228,519
    J. Gregory Theisen  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   228,519
    Randall J. Fagundo  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85,550
    Jerome M. Lapin   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24,499
    Abbe M. Stutsman  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66,433


INTEREST EXPENSE RELATED TO NOTES PAYABLE TO CONTROL GROUP

    On August 31, 1995, the Company acquired substantially all of the inventory, property and equipment and assumed certain facilities leases and contracts of Performance Merchandising, Inc., Inland Merchandising, Inc., Chicago Toy Company, Georgia Toy Company, Lehigh Valley Toy Company, and Southwest Coin Company (the "Entities") for an aggregate purchase price of $3,351,417. The Entities were owned in varying percentages by Greg Theisen, Abbe Stutsman, Richard Jones and Randall Fagundo and their respective spouses (the "Founders").

    The purchase price for the Entities was paid with cash in the amount of $2,002,795 and three year promissory notes with an aggregate principal amount of $1,348,622 with an interest rate on the principal amount of 8% per annum (the "Notes"). During the fiscal year ended December 31, 1996, the Company made the following interest payments on the Notes held by the Founders:

                                                                                                                  AMOUNT
                                                                                                                  -------
    Richard D. Jones  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $19,090
    J. Gregory Theisen  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16,169
    Randall J. Fagundo  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22,709
    Abbe M. Stutsman  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49,921

    Management believes the terms of the foregoing transactions were fair to the Company. All future transactions with affiliates will be subject to the approval of the Company's disinterested directors and will be on terms believed by such directors to be no less favorable to the Company than those available from unaffiliated third parties.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/ Randall J. Fagundo
                                    Randall J. Fagundo
                                    Secretary


Boulder, Colorado
March 28, 1997

                                     PROXY
                       AMERICAN COIN MERCHANDISING, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 30, 1997

    The undersigned hereby appoints Jerome M. Lapin and W. John Cash (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of American Coin Merchandising, Inc., held of record by the undersigned on March 24, 1997, at the ANNUAL MEETING OF STOCKHOLDERS to be held on April 30, 1997, or any adjournment thereof.

(1)  ELECTION OF   [ ]  FOR all nominees          [ ] WITHHOLD AUTHORITY
     DIRECTORS:         (except as marked             to vote for nominees
                         below)                       listed

JEROME M. LAPIN      RANDALL J. FAGUNDO  ABBE M. STUTSMAN  RICHARD D. JONES
J. GREGORY THEISEN   JIM D. BALDWIN      JOHN A. SULLIVAN

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

(2) The proposal to ratify and approve the appointment of KPMG Peat Marwick LLP.

               [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

        (Continued, and to be completed and signed on the reverse side)

                        (Continued from the other side)

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.

                                                Dated: ___________________, 1997

                                                Signed: ________________________
                                                        Signature of Stockholder

                                                Signed: ________________________
                                                        Signature of Stockholder

                                                Please vote, date and sign this
                                                proxy as your name is printed
                                                hereon. When signing as
                                                attorney, executory
                                                administrator, trustee,
                                                guardian, etc. give full title
                                                as such. If the stock is held
                                                jointly, each owner should sign.
                                                If a corporation, please sign in
                                                full corporate name by President
                                                or other authorized officer. If
                                                a partnership, please sign in
                                                partnership name by authorized
                                                person.